Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

The Hershey Company:

We consent to the use of our reports dated February 20, 2009 with respect to the consolidated balance sheets of The Hershey Company (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2008, and related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pensions and Other Postretirement Plans, at December 31, 2006.

/s/ KPMG LLP

New York, New York

May 13, 2009